Exhibit 99.1

NEWS RELEASE

Kimbell Royalty Partners Declares First Quarter 2020 Distribution; Provides
Preliminary First Quarter 2020 Results and Operational Update

FORT WORTH, Texas, April 27, 2020 – Kimbell Royalty Partners, LP (NYSE: KRP) (“Kimbell”), a leading owner of oil and natural gas mineral and royalty interests in more than 96,000 gross wells across 28 states, today announced that the Board of Directors of Kimbell Royalty GP, LLC, Kimbell’s general partner (the “Board of Directors”) approved a cash distribution payment of 50% of projected cash available for distribution for the first quarter of 2020, or $0.17 per common unit. The distribution will be payable on May 11, 2020 to common unitholders of record at the close of business on May 4, 2020.

“We are pleased to announce that the company performed very well in the first quarter of this year with expected record production, as well as strong cash provided by operating activities and consolidated Adjusted EBITDA, in each case after giving effect to a full quarter of Springbok. We had 70 active rigs operating on our properties as of April 17, 2020, which represents an increased market share of all land drilling rigs in the continental United States compared to year-end 2019,” commented Robert Ravnaas, Chairman and Chief Executive Officer of Kimbell’s general partner.

In light of the unprecedented global economic impact resulting from the COVID-19 pandemic, the related impact to the United States oil market and the potential for curtailments of production in the coming months, Kimbell’s management has recommended, and the Board of Directors has approved, the allocation of 50% of Kimbell’s projected cash available for distribution for the first quarter of 2020, together with certain cash received at the closing of the Springbok acquisition and other cash reserves, for the repayment of $15 million in outstanding borrowings under Kimbell’s revolving credit facility.

“We believe that, in light of the enormous uncertainty in the economy right now, particularly in the oil and gas sector, paying down a portion of our indebtedness is prudent. Having additional “dry powder” in this challenging environment provides additional financial strength. We believe that we are well positioned to weather this storm, with approximately 60% of our estimated first quarter production coming from natural gas, for which the outlook looks increasingly strong, one of the lowest PDP decline rates (and amongst the highest PDP reserves to production ratios) in the industry, our robust hedge position and our low leverage,” concluded Robert Ravnaas.

Kimbell Royalty Partners, LP – News Release

Kimbell - Supplemental Distribution Data

			Percent
	Q4 2019	Q1 2020	Change
WTI Average Crude Oil Price (1)	$56.96	$45.76	(19.7%)
Henry Hub Average Natural Gas Price (1)	$2.40	$1.91	(20.4%)

Common Unit Distribution Declared	$0.38	$0.17	(55.3%)
Debt Paydown	-	$15,000,000
Annualized Cash Yield (2)		10.7%
Cash Received from Lease Bonuses and Other Income	$163,597	$229,319

SUBSTANTIALLY ALL OF THE DISTRIBUTION TO COMMON UNITHOLDERS FOR THE FIRST QUARTER OF 2020
EXPECTED TO BE FREE OF DIVIDEND INCOME TAXES AND INSTEAD CONSIDERED A RETURN OF CAPITAL(3)

(1)  Average commodity prices are from the Energy Information Administration. Crude oil prices are in dollars per barrel and natural gas prices are in dollars per million Btu.

(2)  Based on the closing price of Kimbell common units on April 24, 2020.

(3)  This estimate is based upon assumptions Kimbell has made regarding, among other things, Kimbell Royalty Operating, LLC's income and depletion expenses and production from the mineral and royalty interests Kimbell acquired in the acquisition of Springbok Energy Partners, LLC and Springbok Energy Partners II, LLC (the "Springbok acquisition"), which closed on April 17, 2020, and ignores the effect of any possible acquisitions of additional assets (other than the Springbok acquisition). This estimate is based on current tax law and tax reporting positions that Kimbell has adopted and with which the Internal Revenue Service could disagree. This estimate is not a fact, and no assurances can be made regarding this estimate.

Kimbell Royalty Partners, LP – News Release

Preliminary First Quarter 2020 Financial and Operational Highlights

•	Q1 2020 oil, natural gas and natural gas liquids (“NGL”) revenues between $24.5 million and $26.5 million, up 12% at its midpoint as compared to Q1 2019

•	Q1 2020 run-rate daily production between 12,500 and 12,700 barrels of oil equivalent (“Boe”) per day (6:1), up 5% at its midpoint as compared to Q1 2019

•	Including a full quarter of production attributable to the Springbok assets, record Q1 2020 run-rate daily production between 15,000 and 15,400 Boe per day (6:1), up 27% at its midpoint as compared to Q1 2019

•	Q1 2020 net cash provided by operating activities between $19.7 million and $21.9 million, up 32% at its midpoint as compared to Q1 2019

•	Q1 2020 net cash provided by operating activities solely related to the Springbok assets between $4.2 million and $4.7 million

•	Q1 2020 consolidated Adjusted EBITDA between $18.0 million and $20.0 million, up 18% at its midpoint as compared to Q1 2019

•	Including a full quarter of revenues attributable to the Springbok assets, Q1 2020 consolidated Adjusted EBITDA between $22.2 million and $24.6 million, up 45% at its midpoint as compared to Q1 2019

•	2.96 net (882 gross) drilled but uncompleted wells (“DUCs”) and 2.35 net (476 gross) permitted locations on Kimbell’s acreage as of March 31, 2020

•	Q1 2020 cash distribution of $0.17 per common unit; implies a 10.7% annualized yield based on the April 24, 2020 closing price of $6.37 per common unit

•	Completed a public offering of 5 million common units for net proceeds of approximately $73.3 million, which were used to pre-fund the cash portion of the Springbok acquisition, which closed on April 17, 2020

•	Completed the redemption of 50% of Kimbell’s outstanding Series A Cumulative Convertible Preferred Units for an aggregate redemption price of $61.1 million on February 12, 2020

Kimbell Royalty Partners, LP – News Release

Preliminary First Quarter 2020 Financial and Operational Results

In light of the significant market volatility associated with the COVID-19 pandemic, Kimbell is providing preliminary first quarter 2020 financial and operational results. Revenue, production and certain other operational statistics for the first quarter of 2020 are provided in accordance with accounting principles generally accepted in the United States (“GAAP”) and do not include the recently acquired Springbok assets, as the transaction closed after quarter-end on April 17, 2020. However, under the terms of the Springbok purchase agreement, Kimbell is entitled to the cash flows from the Springbok assets as of the effective date of the transaction, which is October 1, 2019.

	Kimbell
Q1 2020: (1)
Oil, natural gas and NGL revenues ($mm)	$24.5	-	$26.5
Net Cash Provided by Operating Activities ($mm)	$19.7	-	$21.9
Consolidated Adjusted EBITDA ($mm)	$18.0	-	$20.0
Net Production - Mboe/d (6:1)	12.5	-	12.7
Oil Production - % of Net Production	25%	-	29%
Natural Gas Production - % of Net Production	58%	-	62%
NGL Production - % of Net Production	11%	-	15%

Unit Costs ($/Boe)
Marketing and other deductions	$1.40	-	$1.90
Depreciation, depletion and accretion expenses	$9.00	-	$11.00
G&A
Cash G&A	$3.85	-	$3.95
Non-Cash G&A	$1.80	-	$2.00
Production and ad valorem taxes	6.0%	-	8.0%

Cash Provided by Operating Activities from Springbok ($mm)	$4.2	-	$4.7

Q1 2020 Including Springbok: (2)
Consolidated Adjusted EBITDA ($mm)	$22.2	-	$24.6
Net Production - Mboe/d (6:1)	15.0	-	15.4
Oil Production - % of Net Production	26%	-	30%
Natural Gas Production - % of Net Production	57%	-	61%
NGL Production - % of Net Production	11%	-	15%

(1)	Financial and operating information does not include revenues, production or other financial or operating results attributable to the Springbok acquisition, which closed after quarter-end on April 17, 2020.

(2)	Includes financial and operating results attributable to the Springbok acquisition. Under the terms of the Springbok purchase agreement, Kimbell is entitled to the cash flows from the Springbok assets as of the effective date of the transaction, which is October 1, 2019.

Kimbell Royalty Partners, LP – News Release

As of March 31, 2020, Kimbell had outstanding 34,378,849 common units and 20,644,047 Class B units. As of April 27, 2020, Kimbell had outstanding 36,602,811 common units and 23,141,181 Class B units.

Operational Update

As of March 31, 2020, Kimbell had 882 gross (2.96 net) DUCs and 476 gross (2.35 net) permitted locations on its acreage. In addition, as of April 17, 2020, Kimbell had 70 rigs actively drilling on its acreage, which represents an approximate 13.7%(1) market share of all land rigs drilling in the continental United States as of such time, up from 11.9%(2) at year-end 2019.

	Gross DUCs as of	Gross Permits as of	Net DUCs as of	Net Permits as of	Active Rigs as of
Basin	March 31, 2020(3)	March 31, 2020(3)	March 31, 2020(3)	March 31, 2020(3)	April 17, 2020(4)
Permian	168	111	0.85	0.53	33
Mid-Continent	142	88	0.30	0.10	11
Haynesville	67	20	0.40	0.19	9
Bakken	221	86	0.22	0.26	8
Eagle Ford	144	50	0.88	0.33	5
Appalachia	51	54	0.21	0.20	3
Rockies	89	67	0.10	0.74	1
Total	882	476	2.96	2.35	70

(1)	Based on Kimbell rig count (including Springbok) of 70 and Baker Hughes U.S. land rig count of 512 as of April 17, 2020.

(2)	Based on Kimbell rig count (including Springbok) of 93 and Baker Hughes U.S. land rig count of 781 as of December 27, 2019.

(3)	Includes combined Kimbell and Springbok assets. These figures pertain only to Kimbell's major properties and do not include possible additional DUCs and permits from Kimbell's minor properties, which are time consuming to quantify but, in the experience of Kimbell's management, can be significant in the aggregate.

(4)	Includes combined Kimbell and Springbok assets.

Liquidity

At March 31, 2020, Kimbell had approximately $101.2 million in debt outstanding under its revolving credit facility and approximately $123.8 million in undrawn capacity (or approximately $198.8 million if aggregate commitments were equal to Kimbell’s current borrowing base, which is $300.0 million). Increases in commitments pursuant to the accordion feature of the revolving credit facility are subject to the satisfaction of certain conditions, including obtaining additional commitments from new or existing lenders. Kimbell was in compliance with all financial covenants under its revolving credit facility at March 31, 2020.

At April 24, 2020, after taking into account the previously disclosed drawdown to fund the cash portion of the purchase price in the Springbok acquisition, Kimbell had approximately $186.7 million in debt outstanding under its revolving credit facility. After giving effect to the repayment of $15 million in outstanding borrowings discussed above, which is anticipated to occur in the second quarter of 2020, Kimbell expects to have approximately $171.7 million in outstanding borrowings under its revolving credit facility and a pro forma total debt to the midpoint of the Q1 2020 annualized consolidated Adjusted EBITDA, including a full quarter of the Springbok assets, of approximately 1.8x.

Kimbell Royalty Partners, LP – News Release

Hedging Update

The following provides information concerning Kimbell’s hedge book as of April 27, 2020:

	Fixed Price Swaps as of April 27, 2020
			Weighted Average
	Volumes		Fixed Price
	Oil	Nat Gas	Oil	Nat Gas
	BBL	MMBTU	$/BBL	$/MMBTU
2Q 2020	112,989	1,452,705	$44.68	$2.27
3Q 2020	134,964	1,735,672	$40.62	$2.31
4Q 2020	134,964	1,735,672	$41.61	$2.54
1Q 2021	132,030	1,697,940	$44.43	$2.83
2Q 2021	133,497	1,716,806	$44.60	$2.45
3Q 2021	134,964	1,735,672	$43.44	$2.41
4Q 2021	134,964	1,735,672	$44.58	$2.49
1Q 2022	132,030	1,697,940	$36.76	$2.61

First Quarter 2020 Earnings Release and Conference Call

Kimbell will release its full first quarter 2020 financial results on Thursday, May 7, 2020, before the market opens. In conjunction with the release, Kimbell has scheduled a conference call, which will be broadcast live over the Internet the same day, at 11:00 a.m. Eastern Time (10:00 a.m. Central Time). Kimbell will provide further commentary about the effect of the COVID-19 pandemic and the oil market downturn, as well as the impact on Kimbell’s business, at that time.

Note Regarding Preliminary Results

The first quarter 2020 financial and operational information provided in this news release is preliminary, unaudited and subject to completion and review by the company’s independent registered public accounting firm. Actual first quarter 2020 financial and operational results may vary.

This information reflects management’s current views and may change as a result of management’s continued review of results and other factors. Such preliminary results for the first quarter of 2020 are subject to the finalization and closing of Kimbell’s accounting books and records (which have yet to be performed), and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with GAAP. Neither Kimbell’s independent registered public accounting firm nor any other independent registered public accounting firm has audited, reviewed or compiled, examined or performed any procedures with respect to the preliminary results, nor have they expressed any opinion or any other form of assurance on the preliminary results.

Kimbell Royalty Partners, LP – News Release

About Kimbell Royalty Partners

Kimbell (NYSE: KRP) is a leading oil and gas mineral and royalty company based in Fort Worth, Texas. Kimbell owns mineral and royalty interests in over 13 million gross acres in 28 states and in every major onshore basin in the continental United States, including ownership in more than 96,000 gross wells with over 40,000 wells in the Permian Basin. To learn more, visit kimbellrp.com.

Kimbell Royalty Partners, LP – News Release

Forward-Looking Statements

This news release includes forward-looking statements, in particular statements relating to the acquisition of the Springbok assets, Kimbell’s financial, operating and production results and prospects for growth, the tax treatment of Kimbell's distributions and the recent COVID-19 outbreak and its impacts on Kimbell and on the oil and gas industry. These and other forward-looking statements involve risks and uncertainties, including risks that the anticipated benefits of the acquisition of the Springbok assets are not realized, risks relating to Kimbell’s integration of the Springbok assets, risks relating to the COVID-19 outbreak, and uncertainties relating to Kimbell’s business, prospects for growth and acquisitions and the securities markets generally, as well as risks inherent in oil and natural gas drilling and production activities, including risks with respect to low or declining prices for oil and natural gas that could result in downward revisions to the value of proved reserves or otherwise cause operators to delay or suspend planned drilling and completion operations or reduce production levels, which would adversely impact cash flow, risks related to the impact of COVID-19 on the global economy and Kimbell’s business, risks relating to the impairment of oil and natural gas properties, risks relating to the availability of capital to fund drilling operations that can be adversely affected by adverse drilling results, production declines and declines in oil and natural gas prices, risks relating to Kimbell’s ability to meet financial covenants under its credit agreement or its ability to obtain amendments or waivers to effect such compliance, risks relating to Kimbell’s hedging activities, risks of fire, explosion, blowouts, pipe failure, casing collapse, unusual or unexpected formation pressures, environmental hazards, and other operating and production risks, which may temporarily or permanently reduce production or cause initial production or test results to not be indicative of future well performance or delay the timing of sales or completion of drilling operations, risks relating to delays in receipt of drilling permits, risks relating to unexpected adverse developments in the status of properties, risks relating to borrowing base redeterminations by Kimbell’s lenders, risks relating to the absence or delay in receipt of government approvals or third-party consents, risks relating to acquisitions, dispositions and drop downs of assets, risks relating to Kimbell's ability to realize the anticipated benefits from and to integrate acquired assets, including the Springbok assets, risks relating to tax matters, and other risks described in Kimbell's Annual Report on Form 10-K and other filings with the Securities and Exchange Commission (the “SEC”), available at the SEC's website at www.sec.gov. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this news release. Except as required by law, Kimbell undertakes no obligation and does not intend to update these forward-looking statements to reflect events or circumstances occurring after this news release. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in Kimbell's filings with the SEC.

Contact:

Rick Black

Dennard Lascar Investor Relations

krp@dennardlascar.com

(713) 529-6600

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP
Supplemental Schedules

NON-GAAP FINANCIAL MEASURES

Adjusted EBITDA and Cash G&A are used as a supplemental non-GAAP financial measures by management and external users of Kimbell’s financial statements, such as industry analysts, investors, lenders and rating agencies.  Kimbell believes Adjusted EBITDA is useful because it allows us to more effectively evaluate Kimbell’s operating performance and compare the results of Kimbell’s operations period to period without regard to its financing methods or capital structure.  In addition, management uses Adjusted EBITDA to evaluate cash flow available to pay distributions to Kimbell’s unitholders.  In this news release, Kimbell defines Adjusted EBITDA as net cash provided by operating activities before interest expense, amortization expense, equity income from affiliates, non-cash unit-based compensation, unrealized gains or losses on commodity derivative instruments, net of settlements, and net change in operating assets and liabilities.  Adjusted EBITDA is not a measure of net income (loss) or net cash provided by operating activities as determined by GAAP.  Kimbell excludes the items listed above from net cash provided by operating activities in arriving at Adjusted EBITDA because these amounts can vary substantially from company to company within Kimbell’s industry depending upon accounting methods and book values of assets, capital structures and the method by which the assets were acquired.  Certain items excluded from Adjusted EBITDA are significant components in understanding and assessing a company's financial performance, such as a company's cost of capital and tax structure, as well as historic costs of depreciable assets, none of which are components of Adjusted EBITDA.  Adjusted EBITDA should not be considered an alternative to net income, oil, natural gas and natural gas liquids revenues, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP.  Kimbell’s computations of Adjusted EBITDA may not be comparable to other similarly titled measures of other companies.  Kimbell expects that cash available for distribution for each quarter will generally equal its Adjusted EBITDA for the quarter, less cash needed for debt service and other contractual obligations and fixed charges and reserves for future operating or capital needs that the Board of Directors may determine is appropriate.

Kimbell believes Cash G&A is a useful metric because it isolates cash costs within overall G&A expense and measure cash costs relative to overall production, which is a widely utilized metric to evaluate operational performance within the energy sector. Cash G&A is defined as general and administrative expenses less unit-based compensation expense. Cash G&A should not be considered an alternative to G&A expense presented in accordance with GAAP. Kimbell’s computations of Cash G&A may not be comparable to other similarly titled measures of other companies.

Kimbell Royalty Partners, LP – News Release

Kimbell Royalty Partners, LP

Supplemental Schedules

(Unaudited, in thousands)

	Three Months Ended
Reconciliation of net cash provided by operating activities to Adjusted EBITDA	March 31, 2020
Net cash provided by operating activities	$19,749	-	$21,877
Interest expense	1,350	-	1,492
Amortization expense	(317)	-	(349)
Equity income in affiliate	156	-	172
Unit-based compensation	(2,003)	-	(2,213)
Gain on commodity derivative instruments, net of settlements	8,530		9,428
Net change in operating assets and liabilities	(2,933)	-	(3,242)
Consolidated EBITDA	$24,532	-	$27,165
Unit-based compensation	2,003	-	2,213
Gain on commodity derivative instruments, net of settlements	(8,530)	-	(9,428)
Consolidated Adjusted EBITDA	$18,005	-	$19,950
Adjustment to account for full quarter of Springbok acquisition (1)	4,214		4,658
Consolidated Adjusted EBITDA (including full quarter of Springbok)	$22,219	-	$24,608

(1) Includes cash flow attributable to the Springbok acquisition. Under the terms of the Springbok purchase agreement, Kimbell is entitled to the cash flows from the Springbok assets as of the effective date of the transaction, which is October 1, 2019.